March 2023 LETTER TO SHAREHOLDERS Q2 2025 Exhibit 99.1

Letter to Shareholders
August 2025

Fellow Shareholders,

In the second quarter, Amprius generated a record $15.1 million in revenue and reached positive gross margins for the first time in our history. We shipped our energy dense lithium-ion batteries to 93 customers. We continued to innovate by successfully introducing a new 450 Wh/kg battery to our SiCore platform.

Company Overview

Amprius is a pioneer and a leader in the silicon anode battery space. We develop, manufacture, and market high-energy density and high-power density silicon anode batteries with applications across all segments of electric mobility, including the aviation and light electric vehicle industries.

Today, Amprius commands performance leadership with its combination of energy density, power density, charging time, operating temperature range, and safety.

Amprius' portfolio of batteries delivers:

- Up to 450 Wh/kg specific energy density and 1,150 Wh/L volumetric energy density, available commercially since early 2022
- 500 Wh/kg, 1,300 Wh/L battery platform, with third-party validation
- Up to 10C continuous power capability and balanced high-energy and high-power designs
- An extreme fast charge rate of 0-80% state of charge in about six minutes
- A wide operating temperature range of -30°C up to 60°C
- Safety design features that enable us to pass the United States military's benchmark nail penetration test

Amprius has been producing commercial batteries since 2018, and we believe no other commercially available lithium-ion batteries on the market today can match the performance of our silicon anode cells.


SiMaxx
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SiCore
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SiCore
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SiCore
SiCore

Breakthrough Technology Advancements

Innovative technologies and breakthrough product performance are the foundations of Amprius' business. Since debuting our SiCore product platform in January 2024, we have relentlessly pushed the limits of lithium-ion performance.

In April, we introduced SA102 – the first SiCore cell to reach 450 Wh/kg, an energy density that is 73% higher than the typical 260 Wh/kg of conventional batteries used in electric vehicles and power tools.

Built around a high capacity silicon anode architecture and about the size of a standard teabag, SA102 is produced on our Fremont, California pilot line and is already winning strong customer praise for the significant endurance boost it gives mission critical, unmanned autonomous vehicles (UAS), commonly referred to as drones. With global drone demand accelerating, we believe SA102 cements Amprius' position at the forefront of this market.

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Letter to Shareholders
August 2025

In order to deliver SiCore samples to our customers quickly and expedite their qualification process, we have expanded production at our pilot line in Fremont, California. As prospective customers move through the qualification process and request high volume orders, we then deliver through our existing contract manufacturing partners. So far in 2025, we have shipped cells to several industry-leading global drone companies.

In May, we announced that AALTO, a subsidiary of Airbus, set a new record for their loitering drone which flew for 67 days without interruption. AALTO's Zephyr is a solar-powered unmanned aerial vehicle that operates at around 70,000 feet, approximately twice the altitude of commercial airplanes.



During daylight, the sun powers the motors and channel surplus energy to charge Amprius cells. At night, Zephyr draws stored energy to remain aloft. Our high-capacity silicon-anode batteries deliver dependable overnight power, enabling continuous flight for more than two months and stand as a critical pillar of the mission's success.

We recently announced that Amprius was selected by Amazon to participate in their inaugural cohort as part of the 'Amazon Devices Climate Tech Accelerator.'


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Amprius is proud to be selected for the inaugural cohort of the
Amazon Devices
Climate Tech Accelerator

This program supports companies that are developing technologies with the goal of reducing the carbon footprint of Amazon's devices and operations. While this is a recent development, this selection provides us with a valuable opportunity to engage with Amazon's technical and sustainability teams that work on millions of devices worldwide. We are excited about the opportunity to explore how our cells could provide more efficient energy solutions in their industrial, consumer electronics, and mobility-focused platforms.

> *"We're thrilled to welcome the inaugural cohort of the Amazon Devices Climate Tech Accelerator. We founded this accelerator to find companies who can help us reduce the carbon impact of Amazon devices. We look forward to these startups learning directly from Amazon leaders and pitching their technologies to our teams as we dive deeper into their exciting innovations over the coming weeks."*
>
> — Maiken Moller-Hansen, Director of Energy & Sustainability, Amazon Devices & Services

Continued Commercial Success

In Q2 we shipped batteries to 93 customers, 43 of whom are new to the Amprius platform. The remaining 50 are repeat customers, including several of our long-time strategic partners such as AALTO/Airbus, BAE Systems, and the U.S. Army.

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Letter to Shareholders August 2025 - 3 - We believe that through our breakthrough energy performance and ample production capacity, we attracted new customers and generated $26.4 million in revenue during the first half of this year, already surpassing our full-year 2024 total of $24.2 million. Q2 revenue totaled $15.1 million, a 34% increase from the first quarter and up 350% from Q2 2024. This strong growth was primarily driven by a greater than 450% increase in SiCore shipments over Q2 2024. SiCore has a proprietary silicon anode that uses standard lithium-ion processing equipment and is gross margin positive, enabling us to report positive gross margin for the first time. For the second quarter, we diversified our customer base. 86% of our revenue came from outside of the United States on a shipped-to basis, an increase from 60% in Q2 2024. Customer diversification helped enable steady growth in a generally uncertain domestic and international macroeconomic environment. In Q2, over 90% of our revenue came from the aviation sector, driven by increased and ongoing strength in the drone market. We are enjoying increased market adoption and a more favorable policy stance from the U.S. government that we believe creates new opportunities for innovation and deployment. The remainder of our Q2 revenue was primarily derived from the light-electric vehicle sector, which remains healthy but has a lumpier profile due to our customers’ varying product introduction cycles. The LEV market tends to have short design-in cycles, and we believe our drop-in replacement batteries can help us succeed in gaining additional market share in this growing market. Manufacturing Capacity Expansion To support the customer demand we are seeing in our core markets, we have continued to work closely with our current contract manufacturers. We are also opportunistically sourcing additional partners to provide us with greater geographic diversification and operating flexibility. In May, we announced a contract manufacturing agreement with a leading battery manufacturer in South Korea. This new partnership expands our physical manufacturing footprint and allows us to serve additional customers with specific geographic supply chain requirements. The manufacturer is currently ramping up and is expected to produce Amprius cells shortly. Strong Momentum to Start Q3 We are off to a rapid start in Q3. As we announced in July, we initiated shipping cells to customers from our Fremont, California pilot line for testing. So far, five customers have received the new SiCore cells. This pilot line allows us to rapidly develop and prototype new batteries quickly and to deliver them to key strategic customers who have specific design requirements.

Letter to Shareholders
August 2025

We are seeing an increase in demand for drone technologies following the June 2025 U.S. Executive Order promoting domestic drone manufacturing and the July Department of Defense directive prioritizing U.S.-made drones for procurement.

> *"Small UAS resemble munitions more than high-end airplanes. They should be cheap, rapidly replaceable, and categorized as consumable."*
>
> — Pete Hegseth, U.S. Secretary of Defense

We expect these policy actions to accelerate adoption timelines and open new opportunities across both the defense and commercial sectors. Amprius has operated in this sector for 7 years and we believe we enjoy a first-mover advantage.

AV, formerly known as AeroVironment, is a designer and manufacturer of small drones used by the U.S. military. In the second quarter, we worked with them to deliver sample cells as part of the xTech Prime U.S. Army grant program.

Our cells produced state-of-the-art performance, clocking in with an average energy density of 517 Wh/kg. Higher energy density delivers tremendous customer value, notably longer flight time and/or additional payloads.

Financial Performance

We ended the second quarter with $15.1 million in **total revenue**.


4.6x
YoY Revenue
(MM)
$16
$14
$12
$10
$8
$6
$4
$2
$0
$3.3
$7.9
$10.6
$11.3
$15.1
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

Our total revenue is the combination of our main revenue streams: product revenue, development services and grant revenue.

The second quarter product revenue contributed $14.5 million to total revenue, representing a $3.6 million, or a 32%, increase sequentially. Product revenue in Q2 2024 was $3.3 million, so Q2 2025 marks a 335%, or $11.2 million, year-over-year increase.

Our development services and grant revenue totaled $0.5 million in the second quarter, representing a $0.2 million increase sequentially and up from zero year-over-year. As we've discussed in the past, development services and grant revenue from large development programs are non-recurring in nature, leading to greater fluctuations depending on the comparison period.

The overall increase in revenue in the second quarter was primarily driven by the addition of new customers. We shipped to 93 customers in the second quarter.

Of these customers, only 2 individually accounted for greater than 10% of revenue in Q2, a decrease from 3 customers that individually accounted for greater than 10% of revenue in both Q1 2025 and Q2 2024.

Going forward, we plan to continue adding to our customer mix to diversify our revenue streams and provide more reliable product shipments as we get to a position of scale.


43
93
Total
50
Repeat Customers
New Customers

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Letter to Shareholders August 2025 - 5 - Our total for remaining performance obligations was $29.1 million at the end of Q2 2025, up 57% over the same quarter last year and down sequentially as Q1 2025 included a $15 million purchase order from a drone OEM. Moving to our profitability metrics, gross margin was 9% for the second quarter, compared to negative 21% in Q1 2025 and negative 195% in the prior year quarter. As a reminder, we will continue to experience a degree of gross margin variation as our product and services revenue mix fluctuates going forward. Our operating expenses for the second quarter continued to be lean at $8.2 million, an increase of $0.8 million, or 12%, compared to Q1 2025, and an increase of $1.8 million, or 27%, from the prior year period. The sequential and year-over-year increase in operating expenses was driven by increased investment in sales and the reallocation of R&D from cost of revenue as development services agreements run off. Our GAAP net loss for the second quarter was $6.4 million, or negative $0.05 cents per share, with 121.8 million weighted average number of shares outstanding. In Q1 2025, our net loss was $9.4 million or negative $0.08 cents per share with 118.0 million weighted average number of shares outstanding. Our Q2 2024 net loss was $12.5 million or negative $0.13 cents per share with 97.0 million weighted average number of shares outstanding. Our share-based compensation for the second quarter was $1.9 million, relatively flat with Q1 2025 and the prior year period. As of June 30, we had 125.1 million shares outstanding, which was up 4.5 million from the prior quarter. The change includes approximately 1.3 million shares issued from option exercises and RSU vesting as well as 3.2 million shares issued under our at-market sales agreement. We exited the second quarter with $54.2 million in cash and no debt. Key drivers for cash in the second quarter included: • $4.3 million used in operating cash flow, which was lower than our average projected run rate of approximately $2.5 to $3.0 million monthly, excluding transaction-related costs. The main cause of variance this quarter is related to the improvement in our net loss. • $0.7 million used in investing activities related to our Fremont, California facility. • $10.8 million in cash inflows from financing activities, consisting of $9.8 million from the issuance of common stock under our at-market sales agreement and $1.0 million of proceeds from option exercises. We still have approximately $46.7 million left on the facility as of June 30, 2025. Considering our business achievements and ongoing projects, we believe we are efficiently using capital to drive Amprius forward. Financial Outlook We have made the decision to strategically invest in diversifying our supply chain and expanding manufacturing capacity within our Fremont facility to include electrode manufacturing. We are doing this in collaboration with the U.S. Government Defense Innovation Unit and have secured a contract for $10.5 million awarded in July 2025. As we previously stated regarding the Colorado facility, the designs for this project are effectively complete, and we are continuing to monitor the larger industry dynamics associated with building a factory in the United States. Changes in demand, supply, battery cost structure, government incentives, trade tariffs, and other considerations, including the timing and availability of funding will influence our decision on the next steps and timing. We have secured adequate capacity for the foreseeable future through our contract manufacturing network and plan to further expand that without deploying additional capital.

Letter to Shareholders August 2025 - 6 - As we look ahead, our strategy and focus remain unchanged. Amprius is committed to delivering the next generation of lithium-ion batteries, today! We believe our technology is already raising the bar in real-world applications by providing unmatched performance and solving meaningful problems for our customers. We are continuing to execute against our product roadmap with new innovations that extend our lead in the battery space, while building global manufacturing scale to meet the significant and growing demand. Through our capital-light contract manufacturing model, we have access to over 1.8 GWh of capacity, positioning us to fulfill more customer demand that we expect to generate this year. We continue to see strong momentum in customer engagement. Our priority remains moving more of these engagements from evaluation to full platform integration for mass production. With hundreds of customers shipped to over the past six quarters, both new and repeat business, we believe we are building a powerful base of long-term relationships. Tom Stepien, who joined as our President in May, has proven to be an exceptional add to supercharge our customer engagement. We believe his leadership will accelerate our go-to-market efforts and drive deeper penetration into the fast-moving markets we serve. Looking ahead, we believe Amprius is well- positioned for sustainable growth and long-term success, supported by four core pillars: 1. Our industry-leading technology and products. Our silicon anode batteries outperform traditional lithium-ion solutions in real-world applications. 2. Our GWh-scale manufacturing capabilities through a capital-efficient contract manufacturing model allow us to scale quickly. 3. We benefit from extensive customer engagement, including both new and repeat business from our partners. 4. We maintain strong financial health. We have adequate cash reserves, a low burn rate, no debt, and added flexibility through our at-market sales agreement. We are excited about the future ahead and invite you to meet with us as we attend several upcoming investor conferences. We will be participating in events hosted by Oppenheimer, Needham, Gateway, and H.C. Wainwright all over the next few weeks. Thank you for your continued interest and support of Amprius Technologies. Best, Summary Sandra Wallach CFO Quarterly Conference Call and Webcast: Date: Thursday, August 7, 2025 Time: 5:00 PM ET (2:00 PM PT) Toll-Free Number: 866-424-3442 International Number: +1-201-689-8548 Webcast: Register and Join Dr. Kang Sun CEO Tom Stepien President

Letter to Shareholders August 2025 - 7 - Forward-Looking Statements This Letter to Shareholders includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Amprius’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future product commercialization and delivery, the ability of Amprius to serve more customers, bring in additional revenue and expand applications, the strategic benefits of Amprius’ Fremont, California pilot line to its business, the ability of Amprius to further expand this pilot line and the benefits of such expansion to Amprius, the ability of Amprius to diversify its revenue streams and provide more reliable product shipments, the benefits of new governmental policies to Amprius’ business, the capacity of Amprius’ contract manufacturing partners with respect to SiCore batteries, Amprius’ ability to meet customers demand with contract manufacturing capacities, the addressable markets for Amprius’ batteries and the benefits of the expansion of such addressable markets, the potential application and performance of Amprius’ batteries, the ability of Amprius to secure additional contract manufacturers that can offer greater geographic diversification and operating flexibility, the timing of Amprius’ South Korean contract manufacturer to start producing cells for Amprius, Amprius’ liquidity position, and Amprius’ financial and business performance. These statements are based on various assumptions, whether or not identified in this letter, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including market demands for SiCore batteries; the ability of Amprius to deliver high performance products to customers at acceptable prices and meet their demands via the contract manufacturing arrangements; third-party producers of Amprius batteries continuing to produce such batteries in the expected quantities and caliber and at the expected prices; Amprius’ customers continuing to purchase batteries directly from Amprius; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; Amprius’ liquidity position and its ability to raise additional capital; the possibility that Amprius may be adversely affected by economic, business or competitive factors, including supply chain interruptions and developments in alternative technologies, and may not be able to manage other risks and uncertainties; the effect of macroeconomic factors, such as increased tariffs and related retaliatory actions, trade barriers, economic downturns and other business interruptions affecting the global economy and capital markets, on Amprius’ business; changes in governmental policies impacting Amprius’ customers and addressable markets; and changes in domestic and foreign business, market, financial, political and legal conditions. More information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or Amprius’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this letter. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this letter. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements.

Letter to Shareholders August 2025 - 8 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands, except share and par value data) June 30, December 31, 2025 2024 ASSETS Current assets: Cash and cash equivalents $54,189 $55,155 Accounts receivable, net 10,766 5,580 Inventories 4,335 6,574 Prepaid expenses and other current assets 2,564 1,454 Total current assets 71,854 68,763 Non-current assets: Property, plant and equipment, net 17,275 17,481 Operating lease right-of-use assets, net 32,623 33,512 Other assets 1,289 1,369 Total assets $123,041 $121,125 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $3,739 $7,424 Accrued and other current liabilities 4,075 4,832 Deferred revenue 840 1,638 Operating lease liabilities 3,425 3,316 Total current liabilities 12,079 17,210 Non-current liabilities: Operating lease liabilities 34,308 34,443 Total liabilities 46,387 51,653 Commitments and contingencies Stockholders’ equity: Preferred stock; $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding — — Common stock; $0.0001 par value; 950,000,000 shares authorized; 125,075,837 and 116,934,314 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively 13 12 Additional paid-in capital 266,723 243,794 Accumulated other comprehensive loss (7) — Accumulated deficit (190,075) (174,334) Total stockholders’ equity 76,654 69,472 Total liabilities and stockholders’ equity $123,041 $121,125

Letter to Shareholders August 2025 - 9 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except share and per share data) Three months ended June 30, Six months ended June 30, 2025 2024 2025 2024 Revenue $15,067 $3,345 $26,351 $5,681 Cost of revenue 13,727 9,876 27,372 16,657 Gross profit (loss) 1,340 (6,531) (1,021) (10,976) Gross margin 9% (195)% (4)% (193)% Operating expenses: Research and development 2,162 1,662 4,165 3,243 Selling, general and administrative 5,991 4,739 11,298 9,032 Total operating expenses 8,153 6,401 15,463 12,275 Loss from operations (6,813) (12,932) (16,484) (23,251) Other income, net 443 415 743 848 Net loss ($6,370) ($12,517) ($15,741) ($22,403) Weighted-average common shares outstanding: Basic and diluted 121,783,506 97,048,734 119,854,678 93,538,477 Net loss per share of common stock: Basic and diluted ($0.05) ($0.13) ($0.13) ($0.24)

Letter to Shareholders August 2025 - 10 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands) Three months ended June 30, Six months ended June 30, 2025 2024 2025 2024 Cash flows from operating activities: Net loss ($6,370) ($12,517) ($15,741) ($22,403) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 1,906 1,941 3,728 3,188 Depreciation and amortization 1,018 1,036 1,961 2,053 Non-cash operating lease expense 1,285 1,285 2,571 2,571 Other non-cash items 543 — 818 — Changes in operating assets and liabilities: Accounts receivable (913) (296) (6,005) (473) Inventories (331) (669) 2,240 (797) Deferred costs — (232) — (380) Prepaid expenses and other current assets 742 534 (911) (185) Other assets 10 (21) 20 (12) Accounts payable (2,112) 1,709 (3,809) 2,061 Accrued and other current liabilities 1,754 (355) (758) (2,518) Deferred revenue (938) (92) (798) (283) Operating lease liabilities (859) (282) (1,707) (560) Net cash used in operating activities (4,265) (7,959) (18,391) (17,738) Cash flows from investing activities: Purchase of property, plant and equipment (716) (1,605) (1,629) (5,501) Net cash used in investing activities (716) (1,605) (1,629) (5,501) Cash flows from financing activities: Proceeds from issuance of common stock in connection with the At Market Issuance Sales Agreement, net 9,738 2,730 18,195 10,861 Proceeds from issuance of common stock upon exercise of stock warrants — 14,384 — 14,384 Payment of equity financing costs — (216) — (216) Proceeds from exercise of stock options 1,018 68 1,066 96 Net cash provided by financing activities 10,756 16,966 19,261 25,125 Net increase (decrease) in cash, cash equivalents and restricted cash equivalents 5,775 7,402 (759) 1,886 Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents (3) — (7) — Cash, cash equivalents and restricted cash equivalents, beginning of period 49,873 40,301 56,411 45,817 Cash, cash equivalents and restricted cash equivalents, end of period $55,645 $47,703 $55,645 $47,703 Reconciliation of cash, cash equivalents and restricted cash equivalents shown on the condensed consolidated balance sheets: Cash and cash equivalents $54,189 $46,447 $54,189 $46,447 Restricted cash equivalents included in prepaid expenses and other current assets 200 — 200 — Restricted cash equivalents included in other assets 1,256 1,256 1,256 1,256 Total cash, cash equivalents and restricted cash equivalents $55,645 $47,703 $55,645 $47,703